UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2016

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Unless the context requires otherwise, references to "we," "us," "our," "Partnership," or "Enterprise Products Partners" within the context of this Current Report on Form 8-K refer to Enterprise Products Partners L.P.

(e)            Enterprise Products Company, an affiliate of our general partner ("EPCO"), has formed EPD PubCo Unit I L.P. ("EPD PubCo I"), EPD PubCo Unit II L.P. ("EPD PubCo II") and EPD PrivCo Unit I L.P. ("EPD PrivCo I" and together with EPD PubCo I and EPD PubCo II, the "Employee Partnerships"), each to serve as an incentive arrangement for certain employees of EPCO through a "profits interest" in the Employee Partnerships.  On February 22, 2016, EPCO Holdings Inc., a wholly owned subsidiary of EPCO ("EPCO Holdings"), contributed (i) 2,723,052 common units representing limited partner interests in Enterprise Products Partners ("Common Units") to EPD PubCo I, (ii) 2,834,198 Common Units to EPD PubCo II, and (iii) 1,111,438 Common Units to EPD PrivCo I (collectively, the "Contributions"), all such Common Units having a then current fair market value of $23.41 per unit, as measured by the closing sales price per Common Unit on The New York Stock Exchange on that date.  In exchange for the Contributions, EPCO Holdings was admitted as the Class A limited partner of each Employee Partnership.  Certain EPCO employees, including certain of our named executive officers, were issued Class B limited partner interests and admitted as Class B limited partners of each Employee Partnership without any capital contribution.  As with the awards granted pursuant to EPCO's existing long-term incentive programs, these awards are designed to provide additional long-term incentive arrangements for certain EPCO employees, including our named executive officers.  The profits interest awards (or Class B limited partner interests) in each Employee Partnership entitle the holder to participate in the appreciation in value of our Common Units and increases in quarterly cash distributions paid on our Common Units in excess of $0.39 per unit, and are subject to forfeiture.  The Class B limited partner interests in the Employee Partnerships held by our named executive officers are as follows as of February 22, 2016:  (i) for EPD PubCo I: Graham W. Bacon, 4.0816%; William Ordemann, 3.5714%; and A. James Teague, 3.5714%, (ii) for EPD PubCo II: Bryan F. Bulawa, 3.9216%, and (iii) for EPD PrivCo I: W. Randall Fowler, 15.0000%.

Unless otherwise agreed to by EPCO and a majority in interest of the limited partners of each Employee Partnership, such Employee Partnership will terminate at the earliest to occur of (i) thirty days following its vesting date, (ii) a change of control or (iii) a dissolution of the Employee Partnership.  Class B limited partner interests in EPD PubCo I vest four years from February 22, 2016, and Class B limited partner interests in each of EPD PubCo II and EPD PrivCo I vest five years from that date.

The Employee Partnerships have the following material terms regarding their quarterly cash distributions to partners:

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Distributions of Cash Flow – Each quarter, EPCO Holdings will be distributed 100% of the distributions from the Common Units owned by each Employee Partnership until it has received the Class A Preference Return (as defined below), and remaining distributions from the Common Units will be distributed to the employee participants pro rata relative to their share in such Employee Partnership.  For each period, the "Class A Preference Return" equals the Class A Capital Base (as defined below) multiplied by 6.6638% divided by 365 or 366 days, as the case may be during such calendar year, multiplied by the number of days in that period.  The "Class A Capital Base" for an Employee Partnership means the fair market value of the Contribution to that Employee Partnership (as described above), reduced by the Retained Distribution (as defined below), increased by any unpaid and accrued Class A Preference Return from prior periods, and decreased by distributions of any related sale proceeds to EPCO Holdings as described below.  The "Retained Distribution" is the portion of the first distribution paid following the Contributions that is attributable to the period of time between February 6, 2016 and February 22, 2016.  Any Retained Distribution paid to an Employee Partnership will be reimbursed to EPCO Holdings.

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Liquidating Distributions – Upon liquidation of an Employee Partnership, EPCO Holdings will be distributed Common Units having a fair market value equal to the then current Class A Capital Base, plus any accrued and unpaid Class A Preference Return for the quarter in which liquidation occurs.  Any remaining Common Units will be either distributed by the Employee Partnership in kind, or sold with the resulting proceeds distributed, to the employee participants pro rata relative to their share in the Employee Partnership.

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Sale Proceeds – If an Employee Partnership sells any Common Units prior to the liquidation of such partnership, the sale proceeds will be distributed to EPCO Holdings and the employee participants in the same manner as liquidating distributions described above.

The Class B limited partnership interest owned by each employee participant is subject to a risk of forfeiture if the employee's employment with EPCO or its affiliates is terminated prior to such Employee Partnership's vesting date, with customary exceptions for death, disability, and certain retirements.  The risk of forfeiture associated with the Class B limited partnership interests will also lapse upon a change of control or the dissolution of such Employee Partnership.

A portion of the fair value of these equity awards will be allocated to us under the EPCO administrative services agreement as a non-cash expense.  We do not believe that any such allocation to us will have a material impact on our financial position, results of operations, or cash flows.

We will not reimburse EPCO, the Employee Partnerships or any of their affiliates or partners, through the administrative services agreement or otherwise, for any expenses related to the Employee Partnerships, including the Contributions.

Copies of the limited partnership agreements of each Employee Partnership are attached as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively.  The foregoing description of the Employee Partnerships is qualified in its entirety by such exhibits, which are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	EPD PubCo Unit I L.P. Agreement of Limited Partnership dated February 22, 2016.
10.2	EPD PubCo Unit II L.P. Agreement of Limited Partnership dated February 22, 2016.
10.3	EPD PrivCo Unit I L.P. Agreement of Limited Partnership dated February 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
By: Enterprise Products Holdings LLC, its General Partner

Date: February 26, 2016	By:	/s/ MICHAEL J. KNESEK
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products Holdings LLC

Exhibits

Exhibit No.	Description

10.1	EPD PubCo Unit I L.P. Agreement of Limited Partnership dated February 22, 2016.
10.2	EPD PubCo Unit II L.P. Agreement of Limited Partnership dated February 22, 2016.
10.3	EPD PrivCo Unit I L.P. Agreement of Limited Partnership dated February 22, 2016.